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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

Master Small Cap Value Trust

We consent to the use in this Registration Statement under the Investment Company Act of 1940 of Master Small Cap Value Trust on Form N-1A of our report dated July 19, 2000, appearing in Part B of this Registration Statement. We also consent to the use of our report dated May 8, 2000, which appears in the Annual Report of Merrill Lynch Small Cap Value Fund, Inc. (formerly Merrill Lynch Special Value Fund, Inc.), which is incorporated by reference in Part B of this Registration Statement. We also consent to the reference to us under the heading "FINANCIAL HIGHLIGHTS", which is included in Post-Effective Amendment No.29 to Registration Statement No.2-60836 on Form N-1A of Merrill Lynch Small Cap Value Fund, Inc., which is also incorporated by reference in Part B of this Registration Statement. We further consent to the use of our report dated August 14, 2000, which is included in Pre-Effective Amendment No.2 to Registration Statement No. 333-38070 on Form N-1A of Mercury Small Cap Value Fund Inc., which is incorporated by reference in Part B of the Registration Statement.


/s/ Deloitte & Touche LLP


Princeton, New Jersey
August 29, 2000